CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 2001 incorporated by reference in this Form 10-K of Staten Island Bancorp, Inc. ("Bancorp"), into Bancorp's previously filed Registration Statements on Form S-8 (File Nos. 333-75133 and 333-46693).




New York, New York
March 28, 2001